Exhibit 10.2

[FORM OF DEBTOR IN POSSESSION SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iv) AND 17(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iv) OF THIS NOTE.

BIOVEST INTERNATIONAL, INC.

DEBTOR IN POSSESSION SECURED CONVERTIBLE NOTE

Issuance Date: October 19, 2010	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Biovest International, Inc., a Delaware corporation (the “Company”), and debtor in possession, hereby promises to pay to [BUYER] or registered assigns (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption, conversion or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Interest Rate from the date identified above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Debtor in Possession Secured Convertible Note (including all Debtor in Possession Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Debtor in Possession Secured Convertible Notes (collectively, the “Notes” and such other Debtor in Possession Secured Convertible Notes, the “Other Notes”) issued on the Closing Date pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms used herein are defined in Section 30.

(1) PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest. The “Maturity Date” shall be December 15, 2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal and accrued and unpaid Interest.

(2) INTEREST; INTEREST RATE. (a) Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the first calendar day of each succeeding month after the Issuance Date (each, an “Interest Date”) with the first Interest Date being December 1, 2010. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in shares of Common Stock (“Interest Shares”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay Interest on any Interest Date in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Company shall deliver a written notice to each holder of the Notes on or prior to the twenty-fifth (25th) Trading Day prior to the applicable Interest Date (the date such notice is delivered to all of the holders of Notes, the “Interest Notice Date”) which notice (i) either (A) confirms that Interest to be paid on such Interest Date shall be paid entirely in Interest Shares or (B) elects to pay Interest as Cash Interest or a combination of Cash Interest and Interest Shares and specifies the amount of Interest that shall be paid as Cash Interest and the amount of Interest, if any, that shall be paid in Interest Shares and (ii) certifies that the Equity Conditions are satisfied as of such Interest Notice Date; provided that the Company must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Equity Conditions are not satisfied as of the Interest Notice Date, then unless the Company has elected to pay such Interest as Cash Interest, the Interest Notice shall indicate that unless the Holder waives the Equity Conditions, the Interest shall be paid as Cash Interest. If the Equity Conditions were satisfied as of the Interest Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Interest Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Interest shall be paid as Cash Interest. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded up to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (1) the amount of Interest payable on such Interest Date less any Cash Interest paid on such Interest Date and (2) the Interest Conversion Price in effect on the applicable Interest Date.

(b) When any Interest Shares are to be paid on an Interest Date, the Company shall (i) (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent

Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled and (ii) with respect to each Interest Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Interest.

(c) From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to fifteen percent (15.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall pay any and all transfer, stamp, and similar taxes that may be payable with respect to the issuance and delivery of Interest Shares.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the date hereof, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, and (B) accrued and unpaid Interest with respect to such Principal.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.91, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Transfer Agent and (B) if required by Section 3(c)(iv), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Make-Whole Amount Upon Conversion. In addition to the foregoing, on each Share Delivery Date, any applicable Make-Whole Amount on such Conversion Amount (the “Make-Whole Conversion Amount”) shall be paid to the Holder in shares of Common Stock (“Make-Whole Shares”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the Holder, pay such Make-Whole Conversion Amount in cash (“Make-Whole Cash”) or in a combination of Make-Whole Shares and Make-Whole Cash. In the event that the Company desires to elect to pay any portion of its Make-Whole Conversion Amount as a Make-Whole Cash, then the Company shall deliver a written notice (“Make-Whole Notice”) to the Holder no later than one (1) Trading Day following the receipt of the Conversion Notice by the Company (the “Make-Whole Notice Date”), which notice elects to pay the Make-Whole Conversion Amount in the form of a Make-Whole Cash or a combination of a Make-Whole Cash and Make-Whole Shares and specifies the amount of the Make-Whole Conversion Amount that shall be paid as a Make-Whole Cash and the amount of Make-Whole Conversion Amount, if any, that shall be paid in Make-Whole Shares. If the Equity Conditions are not satisfied as of the

Conversion Date, then unless the Company has elected to pay such Make-Whole Conversion Amount as a Make-Whole Cash, the Make-Whole Notice shall indicate that unless the Holder waives the Equity Conditions, the Make-Whole Conversion Amount shall be paid in the form of a Make-Whole Cash. If the Equity Conditions were satisfied as of the Conversion Date but the Equity Conditions are no longer satisfied at any time prior to the Share Delivery Date, the Company shall provide the Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the Make-Whole Conversion Amount shall be paid in the form of a Make-Whole Cash. The Make-Whole Conversion Amount to be paid on such Share Delivery Date in Make-Whole Shares shall be paid in a number of fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share in accordance with Section 3(a)) equal to the quotient of (1) the Make-Whole Conversion Amount payable on the applicable Conversion Date less any Make-Whole Cash paid and (2) the Interest Conversion Price in effect on the applicable Conversion Date. Delivery of the Make-Whole Shares shall be made in the manner set forth in Section 2(b)(i) of this Note replacing the terms “Interest Shares” with “Make-Whole Shares” and “Interest Date” with “Share Delivery Date.”

(iii) Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to 1.5% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(iii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice, the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iv) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 17. Notwithstanding anything to the contrary in this Section 3(c)(iv), a Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale; and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(v) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d) Limitations on Conversions; Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s Affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the Company’s failure to pay to the Holder any amount of Principal (including, without limitation, any redemption payments), Interest or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except (x) the failure to pay Interest when and as due shall be an Event of Default only if such failure continues for a period of at least five (5) Business Days, and (y) the failure to pay any amount other than Principal and Interest when and as due shall be an Event of Default only if such failure continues for a period of at least five (5) Business Days after the Company knew or should reasonably have known after due inquiry of the obligation to pay any such amount;

(ii) any default under or acceleration prior to maturity of any Indebtedness of the Company in excess of $250,000, other than with respect to any Other Notes or any redemption of such Indebtedness prior to its maturity with respect to any default;

(iii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment; provided that no payments made on account of allowed claims pursuant to the terms of the Company’s Plan of Reorganization and confirmation order entered by the Bankruptcy Court relating to the Company’s Chapter 11 Case shall constitute an Event of Default;

(iv) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(v) any breach or failure in any respect to comply with Section 14 of this Note;

(vi) the aggregate number of shares of Common Stock, on the date of the effectiveness of the Company’s Plan of Reorganization with respect to the Company’s Chapter 11 Case (“Chapter 11 Effectiveness”) after giving effect to the Chapter 11 Effectiveness, (A) issued or issuable shall, excluding the shares of Common Stock issued or issuable pursuant to the conversion or exercise of the Notes and Warrants, respectively, exceed 44,000,000 shares of Common Stock or (B) issued or issuable that are both (1) not subject to Lock-Up Agreements (as defined in the Securities Purchase

Agreement) and (2) issuable within ninety (90) days of the Chapter 11 Effectiveness, shall, excluding the shares of Common Stock issued or issuable pursuant to the conversion or exercise of the Notes and Warrants, respectively, exceed 2,600,000 shares of Common Stock;

(vii) the aggregate amount of Indebtedness of the Company outstanding on the date of Chapter 11 Effectiveness after giving effect to the Chapter 11 Effectiveness (other than the Notes) shall exceed the amount of Indebtedness set forth on the chart located at the end of Schedule 3(s)(ii) of the Securities Purchase Agreement;

(viii) the occurrence of any of the following in the Company’s Chapter 11 Case prior to the Effective Date:

(1) an interim order approving the issuance of the Notes and Warrants pursuant to the terms of the Transaction Documents (the “Approval Order”) has not been entered on the docket for the Company’s Chapter 11 Case by October 13, 2010; and a final order approving the issuance of the Notes and Warrants pursuant to the Transaction Documents (the “Final Approval Order”) has not been entered on the docket for the Company’s Chapter 11 Case by October 29, 2010; and such Final Approval Order shall not have become final and non-appealable by November 12, 2010;

(2) the bringing of a motion or taking of any other action by the Company to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to the Transaction Documents; provided, however, that the Company may continue to obtain financing from Corps Real LLC consistent with orders already entered by the Bankruptcy Court in the Chapter 11 Case;

(3) the prosecution of any plan of reorganization or any direct or indirect amendment to such plan by the Company that does not provide for the issuance of the Common Stock to be delivered upon conversion of the Notes and exercise of the Warrants;

(4) the entry of an order staying, reversing or vacating any of the Transaction Documents or the Approval Order, without the written consent of the Required Holders;

(5) the entry of an order amending, supplementing, or modifying any of the Transaction Documents or the Approval Order, without the written consent of the Required Holders or the filing of a motion for reconsideration by the Company with respect to the Approval Order;

(6) the statutory committee of unsecured creditors of the Company or any other party or entity shall prevail on a motion, pleading, complaint or action against any holder of Notes or otherwise prevail on an objection to any such holder’s claims or prevail on any similar pleading which seeks to affect any such holder’s claims;

(7) the appointment of an interim or permanent trustee in the Company’s Chapter 11 Case or the appointment of a receiver or an examiner with expanded powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code to operate or manage the financial affairs, the business, or reorganization of the Company;

(8) the dismissal of the Company’s Chapter 11 Case, or the conversion of such case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code, or the Company shall file a motion or other pleading seeking such conversion or dismissal of its Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise;

(9) the entry of an order in the Company’s Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Principal and Interest owing under the Notes;

(10) the failure of the Company to perform any of its obligations under the Approval Order;

(11) the entry of an order in the Company’s Chapter 11 Case granting any other superpriority administrative claim equal or superior to that granted to the Holders of Notes with respect to the Collateral, without the written consent of the Required Holders;

(12) the failure of the confirmation order approving the Company’s Plan of Reorganization to be in form and substance reasonably satisfactory to the Required Holders, including, without limitation, providing for the issuance of Common Stock upon conversion of the Notes and exercise of the Warrants as being freely transferable and eligible for sale without any restriction or limitation and without the need for registration under any applicable federal or state securities laws, pursuant to Section 1145 of the Bankruptcy Code or otherwise; or

(13) the Bankruptcy Court order confirming the Company’s Plan of Reorganization shall not have become a final order on or before November 15, 2010; provided such date shall be extended to the extent the delay is due to extensions granted or caused by the Bankruptcy Court (other than extensions requested by the Company); provided, further, that the parties may agree in writing to extend the November 15, 2010 deadline, or

(ix) any material provision of any Security Document (as defined in the Securities Purchase Agreement) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under any Security Document;

(x) any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) for the benefit of the holders of the Notes on any Collateral; or

(xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash at a price equal to 110% of the sum of (i) any Make-Whole Amount and (ii) the greater of (x) the Conversion Amount to be redeemed and (y) the product of (A) the Conversion Rate in effect at such time as the Holder delivers an Event of Default Redemption Notice with respect to such Conversion Amount being redeemed and (B) the greatest Weighted Average Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such

Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking and security to the Notes, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”, and the date thereof, the “Change of Control Redemption Notice Date”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to 110% of the sum of (i) any Make-Whole Amount and (ii) the greater of (x) the Conversion Amount to be redeemed and (y) the product of (A) the Conversion Rate in effect at such time as the Holder delivers a Change of Control Redemption Notice with respect to such Conversion Amount being redeemed and (B) the greatest Weighted Average Price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(6) DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), the Company shall make appropriate provision to insure that upon a conversion of this Note, the Holder will thereafter have the right to receive in addition to the shares of Common Stock receivable upon such conversion, such Distributions to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (without taking into account any limitations or restrictions on the convertibility of this Note).

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the

Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (excluding Excluded Securities and shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced concurrently with such Dilutive Issuance to (A) in the event that the Dilutive Issuance is completed at a time during which at least one-third of the Original Principal Amount of the Notes remains outstanding (the “Ratchet Period”), to the New Issuance Price, and (B) in the event that the Dilutive Issuance is completed at a time that less than one-third of the Original Principal Amount of the Notes remain outstanding, an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares in the Dilutive Issuance would purchase at the Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance but before giving effect to anti-dilution rights contained in other securities of the Company that would be triggered by the same Dilutive Issuance. For purposes of this paragraph, “Common Stock Deemed Outstanding” shall mean at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the

Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options issued after the Subscription Date, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities issued after the Subscription Date, or the rate at which any Convertible Securities issued after the Subscription Date are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. Additionally, if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date is increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease, but in such event the amount of the adjustment to the Conversion Price pursuant to this Section 7 will not be proportionately greater than the proportionate amount of the increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Variable-Priced Securities. If the Company issues or sells, or in accordance with Section 7 is deemed to have issued or sold, any Options or Convertible Securities after the Issuance Date, that are convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, a “Variable Price Formulation”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder (the “Variable Notice”) on the date of issuance or deemed issuance of such Convertible Securities or Options. From and after the date the Company issues or is deemed to have issued any such Convertible Securities or Options with a Variable Price Formulation, but only for so long as such Convertible Securities or Options are outstanding, the Holder shall have the right, but not the obligation, in its sole discretion to substitute any applicable Variable Price Formulation for the Conversion Price upon the Conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Notes that solely for purposes of such conversion the Holder is relying on the Variable Price Formulation rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price Formulation for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price Formulation for any future conversion of this Note. In connection with determining the “lowest price per share for which one share of Common Stock is issuable upon exercise of any Option” pursuant to Section 7(a)(i) and the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of a Convertible Security” pursuant to Section 7(a)(ii), as such terms pertain solely to any Variable Price Formulation contained in any Option or Convertible Securities issued after the Issuance Date, such lowest price shall equal the lesser of (i) the fixed exercise, conversion or exchange price set forth in the applicable Option or Convertible Security and (ii) the Variable Price Formulation contained in the applicable Option or Convertible Security, calculated as if such Option or Convertible Security were converted, exercised or exchanged as of the date of issuance of the applicable Option or Convertible Security.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7. All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(d) Voluntary Adjustment By Company. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(8) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(10) COMPANY’S RIGHT OF MANDATORY CONVERSION.

(a) Mandatory Conversion. At any time after the effective date (the “Effective Date”) of the Company’s Plan of Reorganization with respect to the Company’s Chapter 11 Case (the “Mandatory Conversion Eligibility Date”), if (i) the Weighted Average Price of the Common Stock listed on the Principal Market equals or exceeds 150% of the Conversion Price as of the Issuance Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for a period of ten (10) consecutive Trading Days commencing after the Mandatory Conversion Eligibility Date (the “Mandatory Conversion Measuring Period”), and (ii) no Equity Conditions Failure has occurred, the Company shall have the right to require the Holder to convert all or any portion of the Conversion Amount then remaining under this Note, in each case as designated in the Mandatory Conversion Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 10(a) by delivering within not more than two (2) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders of the Notes received such notice by facsimile is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall (y) state (I) the Trading Day selected for the Mandatory Conversion, which Trading Day shall be no sooner than twenty (20) Trading Days nor later than sixty (60) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (II) the aggregate Conversion Amount of the Notes subject to Mandatory Conversion from the Holder and all of the holders of the Notes pursuant to this Section 10(a) (and analogous provisions under the Other Notes), (III) the number of shares of Common Stock to be issued to the Holder on the Mandatory Conversion Date and (z) certify that there has been no Equity Conditions Failure; provided, however, that the Company may not effect a Mandatory Conversion under this Section in excess of the Holder Pro Rata Amount of the applicable Mandatory Conversion Volume Limitation. Notwithstanding the foregoing, the Company may not effect a Mandatory Conversion until a minimum of thirty (30) consecutive days have elapsed after any prior Mandatory Conversion Date.

(b) Pro Rata Conversion Requirement. If the Company elects to cause a conversion of any Conversion Amount of this Note pursuant to Section 10(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the

Company elects a Mandatory Conversion of this Note pursuant to Section 10(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (1) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 10(a), multiplied by (2) a fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its “Conversion Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Conversion Amount”); provided, however, that in the event that any holder’s Pro Rata Conversion Amount exceeds the outstanding Principal amount of such holder’s Note, then such excess Pro Rata Conversion Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Conversion Allocation Percentage and the Pro Rata Conversion Amount.

(11) OPTIONAL REDEMPTION AT THE COMPANY’S ELECTION.

(a) General. At any time after the date hereof, so long as there has been no Equity Conditions Failure, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) as designated in the Company Optional Redemption Notice on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 11(a) shall be redeemed by the Company in cash at a price equal to 110% of the sum of (x) any Make-Whole Amount and (y) the Conversion Amount being redeemed (the “Company Optional Redemption Price”). The Company may exercise its right to require redemption under this Section 11 by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the “Company Optional Redemption Notice” and the date all of the holders received such notice is referred to as the “Company Optional Redemption Notice Date”). Each Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall state (1) the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”), which date shall not be less than thirty (30) Business Days nor more than sixty (60) Business Days following the Company Optional Redemption Notice Date, and (2) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Company Optional Redemption from the Holder and all of the other holders of the Notes pursuant to this Section 11(a) (and analogous provisions under the Other Notes) on the Company Optional Redemption Date. The Company may not effect a Company Optional Redemption until a minimum of five (5) consecutive Trading Days have elapsed after any prior Company Optional Redemption Date. Notwithstanding anything to the contrary in this Section 11, until the Company Optional Redemption Price is paid in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 3. If the Holder so elects, any or all of the Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 11 shall be made in accordance with Section 12.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Company Optional Redemption pursuant to Section 11(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects to cause a Company Optional Redemption pursuant to Section 11(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require redemption of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 11(a), multiplied by (ii) a fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its “Company Redemption Allocation Percentage”, and such amount with respect to each holder is referred to as its “Pro Rata Company Redemption Amount”); provided, however that in the event that any holder’s Pro Rata Company Redemption Amount exceeds the outstanding Principal amount of such holder’s Note, then such excess Pro Rata Company Redemption Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Company Redemption Allocation Percentage and Pro Rata Company Redemption Amount.

(12) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (the “Event of Default Redemption Date”). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company’s receipt of such notice otherwise (such date, the “Change of Control Redemption Date”). If the Company has submitted a Company Optional Redemption Notice in accordance with Section 11(a), the Company shall deliver the applicable Company Optional Redemption Price to the Holder on the Company Optional Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company by written notice to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(d)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the shares of Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to or by the Company and ending on and including the date on which the applicable Redemption Notice is voided.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

(14) COVENANTS.

(a) Rank and Security. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company with respect to the Collateral. Additionally, all Indebtedness evidenced by this Note shall pursuant to the terms of the Security Documents be secured by a perfected first priority Lien in favor of the Collateral Agent (as defined in the Securities Purchase Agreement) for the benefit of the holders of the Notes on any Collateral.

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”) upon any of the Collateral.

(d) Bankruptcy Court Order. So long as this Note is outstanding, the Company shall not, at any time, seek, consent to or suffer to exist any reversal, modification, amendment, stay or vacation of the Approval Order or the Final Approval Order, except for modifications and amendments agreed to by the Required Holders.

(e) Existence of Claims. So long as this Note is outstanding, the Company shall not at any time, suffer to exist a priority for any administrative expense or unsecured claim against the Company, including, without limitation, any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c) 726 and 1114 of the Bankruptcy Code equal or superior to the priority of the Holder in respect of the Collateral.

(f) Restricted Payments. The Company shall not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(g) Restriction on Redemption. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem or repurchase its capital stock without the prior express written consent of the Required Holders.

(h) Change in Nature of Business. The Company shall not make any change in the nature of its business as described in the Company’s most recent annual report filed on Form 10-K with the SEC. The Company shall not modify its corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve its existence, rights and privileges, and become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Insurance. The Company shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(l) Transactions with Affiliates. The Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business (including consistent with the past practices of Accentia Biopharmaceuticals Inc.), for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof or (ii) for any transactions or series of related transactions as are approved by a disinterested committee of the Company’s board of directors.

(15) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.

(16) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(i) of the Securities Purchase Agreement.

(17) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iv) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note, from the Issuance Date.

(18) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(19) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note (other than the Company’s Chapter 11 Case), then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(20) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Holders and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(21) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof unless a waiver signed by the Holder is set forth in writing, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege except as otherwise set forth in a written instrument signed by Holder.

(22) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(23) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Holders, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(24) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(25) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(26) SUPERPRIORITY CLAIM. The Company’s obligations to the Holder under this Note (and the holders of the Other Notes) shall constitute allowed superpriority administrative expense claims in the Company’s Chapter 11 Case pursuant to section 364(c)(1) of the Bankruptcy Code (the “Superpriority Claims”), having priority over all other costs and expenses of administration of any kind, including those specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 363, 364, 503, 506, 507, 546, 726, 1113 or 1114 or any other provision of the Bankruptcy Code or otherwise (whether incurred in the Company’s Chapter 11 Case or any successor case under any chapter of the Bankruptcy Code), and shall at all times be senior to the rights of the Company or any domestic or foreign subsidiary or affiliate of the Company, any successor trustee or estate representative, or any other creditor or party in interest in the Chapter 11 Case or any successor case; provided, however, that the foregoing provision shall (i) be limited solely to a Superpriority Claim against only the Collateral and not against any other assets of the Company and (ii) not create any priority or seniority to any claims of Laurus Master Fund Ltd. (In Liquidation) and its Affiliates, Corps Real, LLC or Accentia Biopharmaceuticals, Inc. in any and all assets of the Company (excluding the Collateral). No cost or expense of administration in the Company’s Chapter 11 Case under any provision of the Bankruptcy Code, including, but not limited to, sections 105, 326, 328, 330, 331, 363, 364, 503, 506, 507, 546, 726, 1113 or 1114 or any other provision of the Bankruptcy Code or otherwise (whether incurred in the Company’s Chapter 11 Case or any successor case under any chapter of the Bankruptcy Code), shall be senior to, equal to, or pari passu with, the allowed Superpriority Claims granted the holders of the Notes hereunder; provided, however, that the foregoing provision shall (i) be limited solely to a Superpriority Claim against only the Collateral and not against any other assets of the Company and (ii) not create any priority or seniority to any claims of Laurus Master Fund Ltd. (In Liquidation) and its Affiliates, Corps Real, LLC or Accentia Biopharmaceuticals, Inc. in any and all assets of the Company (excluding the Collateral). The allowed Superpriority Claim granted the Holder and the holder of the Other Notes hereunder against only the Collateral and not against any other assets of the Company shall continue in the Company’s Chapter 11 Case and in any successor case under any chapter of the Bankruptcy Code, and shall maintain their priority until all of the aggregate outstanding Principal and unpaid and accrued Interest owing under the Notes has been indefeasibly paid in full and the Notes have been cancelled.

(27) EXCHANGE OF NOTES. On the Effective Date, this Note shall be mandatorily exchanged for the Exchange Note attached to the Securities Purchase Agreement in the form attached thereto as Exhibit A-2 (the “Exchange Note”). On the Effective Date, the Holder shall deliver this Note to the Company and concurrently with such delivery, the Company shall issue the Exchange Note to the Holder and cancel this Note.

(28) GOVERNING LAW; JURISDICTION; JURY TRIAL. For the period from the entry of the Approval Order until the Effective Date, all disputes under this Note and any other Transaction Document shall be subject to the exclusive jurisdiction of the Bankruptcy Court. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. After the Effective Date, except as provided in Section 22, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(29) SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). If it shall be found that any default interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or default interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” means, as to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).

(b) “Approved Stock Plan” means any employee benefit plan which has been or is hereafter approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, advisor, consultant, and/or director for services provided to the Company; provided, however, that in the case of any issuance of securities to any consultant or advisor of the Company, such securities are granted solely in consideration of the provision of bona fide services to the Company relating to the Company’s business or operations and not in connection with services relating to a financing or similar activity.

(c) “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. ss 101 et seq..

(d) “Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida (Tampa Division).

(e) “Bloomberg” means Bloomberg Financial Markets.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) “Change of Control” means any Fundamental Transaction other than (i) any merger, consolidation, reorganization, recapitalization or reclassification of the Common Stock in which this Note remains convertible into the publicly traded common stock of the Successor Entity and in which the holders of the Company’s voting power immediately prior to such merger, consolidation, reorganization, recapitalization or reclassification continue after such merger, consolidation, reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the Successor Entity necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such Successor Entity and to approve any measure requiring the approval of holders of a majority of the common stock (or its equivalent) of the Successor Entity, (ii) a license, distribution or development agreement relating to one or more of the Company’s biotech products entered into on an arms length basis for reasonably equivalent value with a Person that is not a direct or indirect affiliate of the Company or any officer, director or employee thereof and that is in the business of commercializing or developing biotech products or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(h) “Chapter 11 Case” means the Company’s case under chapter 11 of the Bankruptcy Code, captioned In re: Biovest International, Inc., Case No. 8:08-bk-17796-KRM, which case is jointly administered for procedural purposes only under In re: Accentia Biopharmaceuticals, Inc., Case No. 8:08-bk-17795-KRM.

(i) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(j) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes pursuant to the terms of the Securities Purchase Agreement.

(k) “Company’s Plan of Reorganization” means the Company’s First Amended Joint Plan of Reorganization dated as of August 16, 2010 filed in the Chapter 11 Case, as it may be amended, supplemented or modified from time to time.

(l) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease,

dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(m) “Collateral” has the meaning set forth in the Securities Purchase Agreement.

(n) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(o) “Eligible Market” means the Principal Market, any other market tier operated by Pink OTC Markets Inc., The New York Stock Exchange, Inc., NYSE Amex, The NASDAQ Global Market, The NASDAQ Capital Market, The NASDAQ Global Select Market, or the OTC Bulletin Board.

(p) “Equity Conditions” means each of the following conditions: (i) on each day during the period beginning on the later of three (3) months prior to the applicable date of determination and the Issuance Date of this Note and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws including, but not limited to, pursuant to Section 1145 of the Bankruptcy Code; (ii) on each day during the Equity Conditions Measuring Period the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the one (1) year period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered shares of Common Stock issuable upon the conversion of the Notes and exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c) hereof (and analogous provisions under the Other Notes) and Sections 2(a) of the Warrants, respectively; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating or causing the Holder to exceed the provisions of Section 3(d) hereof and the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable upon conversion of the Notes and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act or Section 1145 of the Bankruptcy Code and any applicable state securities laws and (viii) the Company otherwise shall have been in compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document which remains uncured.

(q) “Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(r) “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exercise of the Warrants or conversion of the Other Notes; provided that the terms of such Warrants and Other Notes are not amended, modified or changed on or after the Subscription Date other than pursuant to Section 2(b) of the Warrant and other than pursuant to any anti-dilution provisions of this Note, the Other Notes, or the Warrants, (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the exercise prices or conversion prices of such Options or Convertible Securities are not decreased and the number of shares issuable upon exercise or conversion are not increased other than in accordance with their terms, (iv) in connection with mergers, acquisitions, strategic business partnerships (including without limitation license, distribution, or development partnerships), or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s-length basis, the purpose of which is not to raise additional capital; provided that any Common Stock issued or issuable in connection with any transaction contemplated by this clause (iv) that is either (A) attributable to capital raising for the Company or its Subsidiaries (other than nominal amounts of capital) or (B) to raise capital for the Company or its Subsidiaries, directly or indirectly, in order to fund any transaction contemplated by this clause (iv), including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be Excluded Securities or (v) pursuant to or in accordance with the Plan.

(s) “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock. Notwithstanding the foregoing, the term “Fundamental Transaction” shall not include any issuance of securities or any other transaction contemplated to occur at the Effective Date pursuant to the Company’s Plan of Reorganization.

(t) “GAAP” means United States generally accepted accounting principles, consistently applied.

(u) “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(v) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(w) “Interest Conversion Price” means the lower of (i) the applicable Conversion Price and (ii) the price computed as 90% of the arithmetic average of the Weighted Average Price of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Interest Date. All such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

(x) “Interest Rate” means 7.00% per annum, subject to adjustment as set forth in Section 2.

(y) “Mandatory Conversion Volume Limitation” means 20% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Mandatory Conversion Notice Date.

(z) “Make-Whole Amount” means, as to any Conversion Amount on any Conversion Date (including the Mandatory Conversion Date), as to any Event of Default Redemption on any Event of Default Redemption Date, as to any Change of Control Redemption on any Change of Control Redemption Date or as to any Company Optional Redemption Price on any Company Optional Redemption Date, the amount equal to any Interest that, but for (i) the Holder’s exercise of its conversion right pursuant to Section 3(c), (ii) an Event of Default Redemption pursuant to Section 4(b), (iii) a Change of Control Redemption pursuant to Section 5(b), or (iv) a Company Optional Redemption pursuant to Section 11(a), would have accrued with respect to the Conversion Amount being converted or redeemed under this Note at the Interest Rate (assuming the Interest Rate then in effect as of the applicable Conversion Date, Event of Default Redemption Notice Date, Change of Control Redemption Notice Date or Company Option Redemption Notice Date, as the case may be, is the Interest Rate through the Maturity Date) for the period from the applicable Conversion Date, Event of Default Redemption Date, Change of Control Redemption Date or the Company Optional Redemption Date, as the case may be, through the earlier of the one (1) year anniversary of such date or the Maturity Date.

(aa) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(bb) “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the issuance of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately prior to the public announcement of the applicable issuance, or if not publicly announced, as of the day immediately prior to the issuance of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

(cc) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of 10.00% per annum; (iii) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens; (iv) Indebtedness described on Schedule 3(s)(ii) of the Securities Purchase Agreement; and (v) Indebtedness to Corps Real, LLC as approved by the orders of the Bankruptcy Court.

(ee) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix); and (ix) Liens in favor of Laurus Master Fund, Ltd. and its Affiliates, Corps Real, LLC, Accentia Biopharmaceuticals, Inc. and the holders of the 15% Secured Convertible Debentures in a principal amount of $1.15 million issued on September 22, 2008. Notwithstanding the foregoing, Permitted Liens shall not include any Liens imposed on the Collateral.

(ff) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(gg) “Principal Market” means the OTCQX market tier operated by Pink OTC Markets Inc.

(hh) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices and the Company Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

(ii) “Redemption Prices” means, collectively, the Event of Default Redemption Price, the Change of Control Redemption Price and the Company Optional Redemption Price , each of the foregoing, individually, a Redemption Price.

(jj) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(kk) “Required Holders” means the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

(ll) “SEC” means the United States Securities and Exchange Commission.

(mm) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes and Warrants.

(nn) “Subscription Date” means October 19, 2010.

(oo) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(pp) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qq) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(rr) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(ss) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(31) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

BIOVEST INTERNATIONAL, INC., Debtor In Possession

By:
Name:
Title:

EXHIBIT I

BIOVEST INTERNATIONAL, INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Biovest International, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value par value $0.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Is the Variable Price Formulation being relied on pursuant to Section 7(a)(vi)? (check one) YES NO

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs StockTrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated                 , 2010 from the Company and acknowledged and agreed to by StockTrans, Inc.

BIOVEST INTERNATIONAL, INC.

By:
Name:
Title: